[EXHIBIT 4.2]


NUMBER                         [LOGO  RAM]                       SHARES

 0484                   RAM Venture Holdings Corp.
                                                            CUSIP 751315 20 1

          INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA


This Certifies that



                             SPECIMEN

Is the owner of



       FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF
                           RAM VENTURE HOLDINGS CORP.
transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

  The Certificate is not valid until coutnersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated:



/s/Diane Martini                [CORPORATE SEAL]        /s/Norman Becker

SECRETARY AND TREASURER                                      PRESIDENT


                                         COUNTERSIGNED:
                                              AMERICAN STOCK TRANSFER COMPANY
                                                       (NEW YORK, N.Y.)

                                                               TRANSFER AGENT

                                              By: /s/[Illegible]

                                                           AUTHORIZED OFFICER